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                                                                   EXHIBIT 99.6


                         CBNY INVESTMENT SERVICES CORP.

                         NOMINEE HOLDER CERTIFICATION


     The undersigned, a bank, broker, trustee, depositary or other nominee of rights ("Rights") to purchase shares of common stock ("Common Stock") of CBNY Investment Services Corp. (the "Company") in connection with the rights offering described and provided for in the Company's prospectus dated,
        , 2001, (the "Prospectus"), hereby certifies to the Company and to Sandler O'Neill Shareholder Services, as Subscription Agent for such rights offering, that (1) the undersigned has exercised, on behalf of the beneficial owners of the common stock of Commercial Bank of New York ("CBNY") (which may include the undersigned), the number of Rights specified below under the Basic Subscription Rights (as defined in the Prospectus) on behalf of beneficial owners of Rights who have subscribed for the purchase of additional shares of Common Stock in accordance with the Over-Subscription Right (as defined in the Prospectus), listing separately below each such exercised Basic Subscription Rights and the corresponding Over-Subscription Right (without identifying any such beneficial owner), and (2) each such beneficial owner's Basic Subscription Rights have been exercised in full:


   NUMBER OF SHARES OF
  COMMON STOCK OF CBNY      RIGHTS EXERCISED UNDER     NUMBER OF SHARES SUBSCRIBED
      OWNED ON THE            BASIC SUBSCRIPTION         FOR IN ACCORDANCE WITH
       RECORD DATE                  RIGHTS               OVER-SUBSCRIPTION RIGHT
------------------------   ------------------------   ----------------------------
1.
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2.
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3.
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4.
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5.
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6.
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7.
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8.
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9.
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


[PARTICIPANT]


By: -------------------------------------
    Name:
    Title: